Exhibirt 99.15


                       Avocent Names New Division Leaders


    HUNTSVILLE, Ala.--(BUSINESS WIRE)--Oct. 20, 2005--Avocent Corporation (NASDAQ: AVCT) today announced the formation of five divisions within the company to enhance customer service, speed delivery of products to market, and better focus Avocent's research, development and marketing expenditures. The change in corporate structure is designed to focus on key product segments and markets with the transition to the new structure being completed by the beginning of 2006.

        -- Dave Perry will lead the Management Systems division consisting of Avocent's branded and OEM KVM, serial console, power control and management appliance businesses. Mr. Perry has been with Avocent since July 2000 and prior to that was with Apex since 1998. He currently serves as Executive Vice President of Global Sales.

        -- Mark Lee will head the Embedded Software & Solutions division focused on developing and marketing embedded systems and software including IPMI and embedded KVM technologies. Mr. Lee has been with Avocent since the acquisition of OSA Technologies, Inc. in April 2004. He currently serves as Senior Vice President of Embedded Technologies.

        -- Mitch Friend will head the Serial and Audio-Visual Solutions division which will focus on expanding the markets for Avocent's serial and wireless products. Mr. Friend has been with Avocent since the acquisition of Equinox Systems Inc. in January 2001 and currently serves as Vice President of Equinox Sales.

        -- Kieran MacSweeney will lead the Desktop Solutions division that includes Avocent's existing extension and Digital Desktops products with emphasis on development of major new products and markets in this area. Mr. MacSweeney has been with Avocent since July 2000 and prior to that was with Cybex since 1996. He currently serves as Senior Vice President of Global Corporate Quality and Managing Director of Avocent International.

        -- Derek Ball will lead the Mobile Solutions division including mobile device management and secure wireless systems administration. Mr. Ball joined Avocent upon the acquisition of Sonic Mobility Inc. in August 2004 and currently serves as Director of Business Development for Mobile Solutions.

    "We expect to enhance Avocent's growth opportunities by streamlining our corporate structure and focusing the new business divisions on key product segments," stated John R. Cooper, chairman and chief executive officer of Avocent Corporation. "While we will continue to set Avocent's strategic goals at the corporate level," continued Mr. Cooper, "daily operations will be turned over to senior leaders in each business to move the decision making process closer to our customers and markets. We are very pleased that our management depth has developed to the point that we are able to decentralize our business to facilitate growth."

    About Avocent Corporation

    Avocent Corporation is the leading supplier of connectivity solutions for enterprise data centers, service providers and financial institutions worldwide. Branded products include switching, extension, intelligent platform management interface (IPMI), remote access and video display solutions. Additional information is available at: www.avocent.com.

    Forward-Looking Statements This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding enhanced customer service, development and delivery of products, research, development and marketing expenditures, and future growth opportunities for the Company. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, risks attributable to future product demand, sales, and expenses, risks associated with reliance on a limited number of customers, component suppliers, and single source components, risks associated with acquisitions, risks associated with product design efforts and the introduction of new products and technologies, and risks associated with obtaining and protecting intellectual property rights. Other factors that could cause operating and financial results to differ are described in Avocent's annual report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2005. Other risks may be detailed from time to time in reports to be filed with the SEC. Avocent does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.



    CONTACT: Avocent Corporation, Huntsville
             Edward H. Blankenship, 256-217-1301